Exhibit 23.1
Consent of Independent Auditors
We consent to the use of our report dated February 19, 2009, with respect to the combined financial statements of the Network Business included in this Amendment No. 1 to Form 8-K of Lions Gate Entertainment Corp. to be filed with the Securities and Exchange Commission on or about May 13, 2009.
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statements (Form S-3 No. 333-109101, No. 333-114148, No. 333-122580, No. 333-123652, No. 333-128518, No. 333-128519, No. 333-131975, No. 333-133023, and No. 333-144231) of Lions Gate Entertainment Corp,

(2)	Registration Statements (Form S-8 No. 333-122275, No. 333-145068, and No. 333-146296) pertaining to Lions Gate Entertainment Corp. 2004 Performance Incentive Plan,

(3)	Registration Statements (Form S-8 No. 333-111022 and No. 333-107266) pertaining to Lions Gate Entertainment Corp. Employees’ and Directors’ Equity Incentive Plan and Stock Option Granted to Mark Amin, and

(4)	Registration Statement (Form S-8 No. 333-146251) of Lions Gate Entertainment Corp.
of our report dated February 19, 2009, with respect to the combined financial statements of the Network Business included herein.

/s/ Ernst & Young LLP

Los Angeles, California
May 12, 2009